UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2008
180 CONNECT INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

00133670 (Commission File No.)	20-2650200 (IRS Employer Identification No.)
6501 E. Belleview Avenue
Englewood, Colorado 80111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 395-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 27, 2008, the officers of 180 Connect Inc. (the “Company”), in consultation with the audit committee of its board of directors and its independent registered public accounting firm, Ernst & Young LLP, determined that the previously issued Consolidated Balance Sheets as of June 30, 2007 and as of December 31, 2006 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2007, each filed by the Company in the Current Report on Form 8-K filed on August 30, 2007 and the Consolidated Balance Sheets as of September 30, 2007 and as of December 31, 2006 filed in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, should no longer be relied upon and will be required to be restated.
The restatements relate to the reclassification of the Company’s revolving credit facility which had previously been classified as long-term debt on each of the balance sheets as of September 30, 2007, June 30, 2007 and December 31, 2006. Under the revolving credit facility, the Company’s lender requires a lockbox arrangement, which provides for all receipts to be swept daily to reduce borrowings outstanding under the revolving credit facility. The Company then draws down under the revolving credit facility as needed. This lockbox arrangement, combined with the existence of a subjective acceleration clause in the revolving credit facility, requires that the borrowings under the facility be classified as a current liability on the balance sheet in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement.”
These restatements to reclassify certain amounts of long-term debt as current portion of long-term debt had no impact on the amounts of total debt previously reported in the consolidated balance sheets as of September 30, 2007, June 30, 2007 and December 31, 2006, the amount of the net loss and comprehensive loss reported in the consolidated statements of operations and comprehensive loss, and the statements of shareholders’ equity and cash flows for each of the above noted periods. As a result of these reclassifications, the current portion of long-term debt increased by $17,122,530, $28,346,647, and $20,534,422 as of September 30, 2007, June 30, 2007 and December 31, 2006, respectively, with a corresponding decrease of the same amount to long-term debt for each of the respective periods.
Accordingly, the Company intends to file, as promptly as practicable, an amended Current Report on Form 8-K and an amended Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 to restate the balance sheets included in the consolidated financial statements as of and for the periods ended September 30, 2007, June 30, 2007 and for the fiscal year ended December 31, 2006.
The consolidated balance sheets contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 31, 2008, reflect the restated consolidated balance sheet included in the consolidated financial statements as of and for the fiscal year ended December 31, 2006.
The executive officers of the Company discussed with the Company’s independent auditors the matters disclosed in this Item 4.02.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

180 CONNECT INC.
By:	/s/ Steven Westberg
Steven Westberg
Chief Financial Officer

Dated: March 31, 2008